Exhibit 10.50

SECURITY AGREEMENT

THIS SECURITY AGREEMENT dated as of April 2, 2026 (as amended, modified, restated or supplemented from time to time, this “Security Agreement”) is by and among the parties identified as “Grantors” on the signature pages hereto and such other parties as may become Grantors hereunder after the date hereof (individually a “Grantor”, and collectively the “Grantors”) and HCR OSA SPV, LLC, as administrative agent (in such capacity, the “Administrative Agent”) for the Secured Parties (defined below).

W I T N E S S E T H

WHEREAS, a credit facility has been established in favor of Apnimed, Inc., a Delaware corporation (the “Borrower”), pursuant to the terms of that certain Credit Agreement dated as of the date hereof (as amended, modified, restated, supplemented or extended from time to time, the “Credit Agreement”) by and among the Borrower, the Guarantors from time to time party thereto, the Lenders from time to time party thereto, the Administrative Agent and those additional entities that hereafter become party thereto in accordance with the terms thereof by executing a Joinder Agreement;

WHEREAS, it is required under the terms of the Credit Agreement that the Grantors shall have granted the security interests and undertaken the obligations contemplated by this Security Agreement; and

WHEREAS, this Security Agreement is required under the terms of the Credit Agreement.

NOW, THEREFORE, in consideration of these premises and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Definitions.

Capitalized terms used and not otherwise defined herein shall have the meanings provided in the Credit Agreement.

The following terms shall have the meanings assigned thereto in the UCC (defined below): Accession, Account, As-Extracted Collateral, Chattel Paper, Commercial Tort Claim, Consumer Goods, Deposit Account, Document, Electronic Chattel Paper, Equipment, Farm Products, Fixtures, General Intangible, Goods, Instrument, Inventory, Investment Property, Letter-of-Credit Right, Manufactured Home, Money, Payment Intangibles, Proceeds, Securities Account, Securities Entitlement, Securities Intermediary, Software, Standing Timber, Supporting Obligation and Tangible Chattel Paper.

As used herein, the following terms shall have the meanings set forth below:

“Administrative Agent” has the meaning provided in the introductory paragraph hereof.

“Borrower” has the meaning provided in the recitals hereof.

“Collateral” has the meaning provided in Section 2 hereof.

“Credit Agreement” has the meaning provided in the recitals hereof.

“Excluded Property” means, with respect to each Grantor, (a) any United States intent-to-use trademark applications to the extent that, and solely during the period in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark applications under applicable federal law; provided, that, upon submission and acceptance by the United States Patent and Trademark Office of an amendment to allege use pursuant to 15 U.S.C. Section 1060(a) (or any successor provision), such intent-to-use trademark application shall no longer constitute “Excluded Property” and shall be considered Collateral, (b) any general intangible, permit, lease, license, contract or other instrument of a Grantor if the grant of a security interest in such general intangible, permit, lease, license, contract or other instrument in the manner contemplated in any Collateral Document, under the terms thereof or under applicable Law, is prohibited and would result in the termination thereof or give the other parties thereto the right to terminate, accelerate or otherwise alter such Grantor’s rights, titles and interests thereunder (including upon the giving of notice or lapse of time or both); provided, that, (x) any such limitation described in this clause (b) shall only apply to the extent that any such prohibition would not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and (y) in the event of the termination or elimination of any such prohibition or the requirement for any consent contained in any applicable Law, general intangible, permit, lease, license, contract or other instrument, to the extent sufficient to permit any such item to become Collateral, a security interest in such general intangible, permit, lease, license, contract or other instrument shall be automatically and simultaneously granted and such general intangible, permit, lease, license, contract or other instrument shall no longer constitute “Excluded Property” and shall be considered Collateral, (c) any real property that does not constitute Material Real Property; (d) letter of credit rights and commercial tort claims, in each case, with a value less than $250,000 in the aggregate; (e) any motor vehicles, airplanes, vessels and other assets subject to certificates of title, (f) those assets as to which the Administrative Agent reasonably determines that the costs of obtaining such security interests in such assets or perfection thereof are excessive in relation to the benefit to the Secured Parties of the security to be afforded thereby and (g) any Excluded Account, but solely to the extent such account remains an “Excluded Account” under and as defined in the Credit Agreement.

“Grantor” has the meaning provided in the introductory paragraph hereof.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders and any holder of the Obligations, and “Secured Party” means any one of them.

“Security Agreement” has the meaning provided in the introductory paragraph hereof.

“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York except as such term may be used in connection with the perfection of the Collateral, in which case the applicable jurisdiction with respect to such affected Collateral shall apply.

2. Grant of Security Interest in the Collateral. To secure the prompt payment and performance in full when due, whether by lapse of time, acceleration, mandatory prepayment or otherwise, of the Obligations, each Grantor hereby grants to the Administrative Agent, for the benefit of the Secured Parties, a continuing security interest in any and all right, title and interest of such Grantor in and to all of the following, whether now owned or existing or owned, acquired, or arising hereafter (collectively, the “Collateral”):

(a) all Accounts;

(b) all Chattel Paper;

(c) all Commercial Tort Claims now or hereafter identified on Schedule 2(c) attached hereto;

(d) all Deposit Accounts;

(e) all Documents;

(f) all Equipment;

(g) all Fixtures;

(h) all General Intangibles;

(i) all Goods;

(j) all Instruments;

(k) all Inventory;

(l) all Investment Property;

(m) all IP Rights;

(n) all Letter-of-Credit Rights;

(o) all Money;

(p) all Other Intellectual Property;

(q) all Payment Intangibles;

(r) all Regulatory Authorization Applications;

(s) all Regulatory Authorizations; and

(t) all Accessions and all Proceeds of any and all of the foregoing.

Notwithstanding anything to the contrary contained herein, the security interests granted under this Security Agreement shall not extend to any Excluded Property and the term “Collateral” (and each component definition thereof) shall, for the avoidance of doubt, be deemed to exclude any Excluded Property; provided, however, that, Excluded Property shall not include any Proceeds, products, substitutions or replacements of any Excluded Property (unless such Proceeds, products, substitutions or replacements would themselves constitute Excluded Property).

The Grantors and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest created hereby in the Collateral (i) constitutes continuing collateral security for all of the Obligations, whether now existing or hereafter arising and (ii) is not and shall not be construed as an assignment of any Copyrights, Copyright Licenses, Patents, Patent Licenses, Trademarks, Trademark Licenses, IP Rights, Other Intellectual Property or Other IP Agreements.

3. Provisions Relating to Accounts.

(a) Anything herein to the contrary notwithstanding, each of the Grantors shall remain liable under each of the Accounts to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise to each such Account. Neither the Administrative Agent nor any Secured Party shall have any obligation or liability under any Account (or any agreement giving rise thereto) by reason of or arising out of this Security Agreement or the receipt by the Administrative Agent or any other Secured Party of any payment relating to such Account pursuant hereto, nor shall the Administrative Agent or any Secured Party be obligated in any manner to perform any of the obligations of a Grantor under or pursuant to any Account (or any agreement giving rise thereto), to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party under any Account (or any agreement giving rise thereto), to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

(b) At any time upon the occurrence of an Event of Default and during the continuation thereof, (i) the Administrative Agent shall have the right, but not the obligation, to make test verifications of the Accounts in any manner and through any medium that it reasonably considers advisable, and the Grantors shall furnish all such assistance and information as the Administrative Agent may reasonably require in connection with such test verifications, (ii) upon the Administrative Agent’s written request and at the expense of the Grantors, the Grantors shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Accounts and (it being understood that any Approved Independent Certified Public Accountant is hereby acknowledged by the Administrative Agent as being satisfactory pursuant to this clause (ii)), (iii) the Administrative Agent in its own name or in the name of others may communicate with account debtors on the Accounts to verify with them to the Administrative Agent’s reasonable satisfaction the existence, amount and terms of any Accounts.

4. Representations and Warranties. Each Grantor hereby represents and warrants to the Administrative Agent, for the benefit of the Secured Parties, that:

(a) Ownership. Except as described on Schedule 4(a) hereto, each Grantor is the legal and beneficial owner of, or has rights to use, its Collateral and has the right to pledge, sell, assign or transfer the same.

(b) Security Interest/Priority. This Security Agreement creates a valid security interest in favor of the Administrative Agent, for the benefit of the Secured Parties, in the Collateral of each Grantor and, when properly perfected by the filing of a UCC financing statement, such security interests shall constitute a valid, perfected, first priority security interest in such Collateral, to the extent such security interest can be perfected by filing a financing statement under the UCC, free and clear of all Liens except for Permitted Liens. With respect to any Collateral consisting of a Deposit Account, Securities Entitlement or held in a Securities Account, upon execution and delivery by the applicable Grantor, the applicable depository bank or Securities Intermediary and the Administrative Agent of an agreement granting control to the Administrative Agent over such Collateral, the Administrative Agent shall have a valid and perfected, first priority security interest in such Collateral.

(c) Types of Collateral. None of the Collateral consists of, or is the Accessions or the Proceeds of, As-Extracted Collateral, Consumer Goods, Farm Products, Manufactured Homes, or Standing Timber.

(d) Accounts. (i) Each Account of the Grantors and the papers and documents relating thereto are genuine and in all material respects accurate and what they purport to be; (ii) each Account with an aggregate payment obligation in excess of $500,000, arises out of (A) a bona fide sale of goods sold and delivered by such Grantor (or is in the process of being delivered) or (B) services theretofore actually rendered by such Grantor to, the account debtor named therein; (iii) no Account of a Grantor in excess of $500,000 is evidenced by any Instrument or Chattel Paper unless such Instrument or Chattel Paper is either in the possession of such Grantor or, if requested by the Administrative Agent to perfect its security interest in such Collateral, has been delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent; and (iv) no surety bond was required or given in connection with any Account of a Grantor or the contracts or purchase orders out of which they arose; and (v) except as set forth on Schedule 4(d) hereto, the right to receive payment under each Account is assignable.

(e) Equipment and Inventory. With respect to any Equipment and/or Inventory of a Grantor, each such Grantor has exclusive possession and control of such Equipment and Inventory of such Grantor except for (i) Equipment leased by such Grantor as a lessee, (ii) Equipment or Inventory in transit with common carriers, (iii) Equipment or Inventory out for repair or maintenance or in use by employees or (iv) Equipment or Inventory in the possession of a bailee or warehouseman as listed on Schedule 4(e). No Inventory of a Grantor is held by a Person other than a Grantor pursuant to consignment, sale on approval or similar arrangement.

(f) No Other Instruments, Etc. As of the Closing Date, no Grantor holds any Instruments, Documents or Tangible Chattel Paper required to be pledged and delivered to the Administrative Agent pursuant to Section 5(b) of this Security Agreement other than as set forth on Schedule 4(f) hereto. All such Instruments, Documents and Tangible Chattel Paper have been delivered to the Administrative Agent.

(g) Contracts; Agreements; Licenses. The Grantors have no material contracts, agreements or licenses which are non-assignable by their terms (without giving effect to Sections 9406, 9-407, 9-408 and 9-409 of the UCC) (other than those certain licenses set forth in Schedule 4(g) attached hereto), or as a matter of law, or which prevent the granting of a security interest therein.

(h) Consents; Etc. Except for (i) the filing or recording of UCC financing statements, (ii) the filing of appropriate notices with the United States Patent and Trademark Office and the United States Copyright Office, (iii) obtaining control to perfect the Liens created by this Security Agreement (to the extent required under Section 5(b) and Section 5(d) hereof) and (iv) consents, authorizations, filings or other actions which have been obtained or made, no consent or authorization of, filing with, or other act by or in respect of, any arbitrator or Governmental Authority and no consent of any other Person (including, without limitation, any stockholder, member or creditor of such Grantor), is required for (A) the grant by such Grantor of the security interest in the Collateral granted hereby or for the execution, delivery or performance of this Security Agreement by such Grantor, (B) the perfection of such security interest (to the extent such security interest can be perfected by filing under the UCC, the granting of control (to the extent required under Section 5(b)

and Section 5(d) hereof) or by filing an appropriate notice with the United States Patent and Trademark Office or the United States Copyright Office) or (C) other than with respect to the agreements set forth on Schedule 4(g) attached hereto, the exercise by the Administrative Agent or the Secured Parties of the rights and remedies provided for in this Security Agreement.

(i) Commercial Tort Claims. Such Grantor has no Commercial Tort Claims with a value in excess of $250,000 other than those listed on Schedule 2(c).

5. Covenants. Each Grantor covenants that, so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remains outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

(a) Other Liens. Defend the Collateral against Liens other than Permitted Liens.

(b) Instruments/Tangible Chattel Paper/Documents. If any amount in excess of $250,000 payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than checks and other instruments for deposit received in the ordinary course of business) or Tangible Chattel Paper, or if any property constituting Collateral with a value in excess of $250,000 shall be stored or shipped subject to a Document, ensure that such Instrument, Tangible Chattel Paper or Document is either in the possession of such Grantor at all times or, if requested by the Administrative Agent to perfect its security interest in such Collateral, is delivered to the Administrative Agent, duly endorsed in a manner satisfactory to the Administrative Agent; provided that, upon request by a Grantor, the Administrative Agent (or its non-fiduciary agent or designee) shall promptly return such Instrument or Tangible Chattel Paper to such Grantor from time to time (x) to the extent necessary for collection in the ordinary course of such Grantor’s business, (y) in connection with the amount or obligation due thereunder or evidenced thereby falling below $250,000 or (z) in connection with the payment in full of the amounts due or performance of the obligations evidenced by such Instrument or Tangible Chattel paper. Such Grantor shall, upon the request of the Administrative Agent, ensure that any Collateral consisting of Tangible Chattel Paper with a value in excess of $250,000 is marked with a legend reasonably acceptable to the Administrative Agent indicating the Administrative Agent’s security interest in such Tangible Chattel Paper.

(c) Perfection of Security Interest. Execute and deliver to the Administrative Agent such agreements, assignments or instruments (including affidavits, notices, reaffirmations and amendments and restatements of existing documents, as the Administrative Agent shall reasonably request) and do all such other things as the Administrative Agent may reasonably deem necessary, appropriate or convenient (i) to assure to the Administrative Agent the effectiveness, perfection and priority of its security interests in the Collateral hereunder, including (A) such instruments as the Administrative Agent may from time to time reasonably request in order to perfect and maintain the security interests granted hereunder in accordance with the UCC, (B) with regard to Copyrights, a Notice of Grant of Security Interest in Copyrights for filing with the United States Copyright Office in the form of Exhibit 5(c)(i) attached hereto, (C) with regard to Patents, a Notice of Grant of Security Interest in Patents for filing with the United States Patent and Trademark Office in the form of Exhibit 5(c)(ii) attached hereto and (D) with regard to Trademarks registered with the United States Patent and Trademark Office and all applications for Trademarks filed with the United States Patent and Trademark Office, a Notice of Grant of Security Interest in Trademarks for filing with the United States Patent and Trademark Office in the form of Exhibit 5(c)(iii) attached hereto, (ii) to consummate the transactions contemplated hereby and (iii) to otherwise protect and assure the Administrative Agent of its rights and interests hereunder. To that end, each Grantor authorizes the Administrative Agent to file one or more financing statements (including authorization to describe the Collateral as “all assets” and/or “all personal property” or words of similar import) disclosing the Administrative Agent’s security interest in any or all of the Collateral of such Grantor without such Grantor’s signature thereon, and further each Grantor also hereby irrevocably makes, constitutes and appoints the Administrative Agent, its nominee or any other Person whom the Administrative Agent may designate, as such Grantor’s attorney-in-fact with full power and for the limited purpose to sign in the name of such Grantor any such financing statements (including renewal statements), amendments and supplements, notices or any similar documents that in the Administrative Agent’s reasonable discretion would be necessary in order to perfect and maintain perfection of the security interests granted hereunder, such power, being coupled with an interest, being and remaining irrevocable so long as the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain unpaid and until the commitments relating thereto shall have been terminated. Each Grantor hereby agrees that any such financing statement is sufficient for filing as a financing statement by the Administrative Agent without notice thereof to such Grantor wherever the Administrative Agent may in its sole discretion desire to file the same. In the event for any reason the law of any jurisdiction other than New York becomes or is applicable to the Collateral of any Grantor or any part thereof, or to any of the Obligations, such Grantor agrees to execute and deliver all such instruments and to do all such other things as the Administrative Agent in its sole discretion reasonably deems necessary to preserve, protect and enforce the security interests of the Administrative Agent under the law of such other jurisdiction (and, if a Grantor shall fail to do so within ten (10) Business Days of the request of the Administrative Agent, then the Administrative Agent may execute any and all such requested documents on behalf of such Grantor pursuant to the power of attorney granted hereinabove). If any Collateral with a value in excess of $500,000 is in the possession or control of a Grantor’s agents and the Administrative Agent so requests, such Grantor agrees to notify such agents in writing of the Administrative Agent’s security interest therein and, upon the Administrative Agent’s request, instruct them to hold all such Collateral for the account of the Secured Parties, subject to the Administrative Agent’s instructions. Each Grantor agrees to mark its books and records to reflect the security interest of the Administrative Agent in the Collateral.

(d) Control. Subject to Section 7.15 of the Credit Agreement, execute and deliver (and cause to be executed and delivered) all agreements, assignments, instruments or other documents as the Administrative Agent shall reasonably request for the purpose of obtaining and maintaining control within the meaning of the UCC with respect to any Collateral consisting of Deposit Accounts, Investment Property, Letter-of-Credit Rights and Electronic Chattel Paper.

(e) Collateral held by Warehouseman, Bailee, etc. If (i) any Collateral with an aggregate value greater than $500,000 is at any time in the possession or control of a single warehouseman, processor or other bailee of such Grantor or (ii) any Collateral with an aggregate value greater than $500,000 is at any time in the possession or control of a warehouseman, processor or other bailee of such Grantor, and, in each case, is expected to remain in possession and control of such third party, notify the Administrative Agent of such possession or control and upon the Administrative Agent’s written request, (i) notify such Person of the Administrative Agent’s security interest in such Collateral, (ii) instruct such Person to hold all such Collateral for the Administrative Agent’s account and subject to the Administrative Agent’s instructions and (iii) use commercially reasonable efforts to obtain an acknowledgment from such Person that it is holding such Collateral for the benefit of the Administrative Agent.

(f) Treatment of Accounts. Not grant or extend the time for payment of any Account, or compromise or settle any Account for less than the full amount thereof, or release any Person or property, in whole or in part, from payment thereof, or allow any credit or discount thereon, in each case other than as normal and customary in the ordinary course of a Grantor’s business or as required by law.

(g) Insurance. Insure, repair and replace the Collateral of such Grantor as set forth in the Credit Agreement. All insurance proceeds shall be subject to the security interest of the Administrative Agent hereunder.

(h) Commercial Tort Claims.

(i) Promptly notify the Administrative Agent in writing of the initiation of any Commercial Tort Claim with a value in excess of $250,000 before any Governmental Authority by or in favor of such Grantor.

(ii) (A) Upon the reasonable request of the Administrative Agent, execute and deliver a supplement to Schedule 2(c) listing such after-acquired Commercial Tort Claim and (B) execute and deliver such other statements, documents and notices and do and cause to be done all such things as the Administrative Agent may reasonably deem necessary, appropriate or convenient, or as are required by law, to create, preserve, perfect and maintain the Administrative Agent’s security interest in any such Commercial Tort Claim.

(i) Nature of Collateral. At all times maintain the Collateral having a value in excess of $500,000 as personal property and not affix any of the Collateral to any real property in a manner which would change its nature from personal property to real property or a Fixture to real property, unless the Administrative Agent shall have a perfected Lien on such Fixture or real property.

(j) Real Property. Notify the Administrative Agent in writing within fifteen (15) days after the acquisition of any Material Real Property owned in fee by any Grantor that is not subject to an existing Collateral Document (as such time period may be extended by the Administrative Agent in its sole discretion), and promptly thereafter (and in any event, within sixty (60) days of such acquisition (as such time period may be extended by the Administrative Agent, in its sole discretion)) deliver such Mortgages and all agreements, documents or instruments reasonably requested by the Administrative Agent in connection with granting and perfecting a Lien on such real property in favor of the Administrative Agent, for the ratable benefit of the Secured Parties, all in form and substance reasonably acceptable to the Administrative Agent.

6. Covenants Relating to IP Collateral. Each Grantor covenants that, so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding and until all of the commitments relating thereto have been terminated, such Grantor shall:

(a) Covenants Relating to Copyrights.

(i) (A) Not do any act or knowingly omit to do any act whereby any Copyright owned by it (each, an “Owned Copyright”) may become invalidated, (B) not do any act, or knowingly omit to do any act, whereby any Owned Copyright may become dedicated to the public domain, (C) notify the Administrative Agent immediately if it knows that any Owned Copyright is reasonably likely to become dedicated to the public domain or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any court or tribunal in the United States or any other country) regarding a Grantor’s ownership of any such Owned Copyright or its validity or enforceability, (D) take all necessary steps as it shall deem appropriate under the circumstances, to maintain and pursue each application (and to obtain the relevant registration) of each Owned Copyright and to maintain each registration of each Owned Copyright, including, without limitation, filing of applications for renewal where necessary, excluding the maintenance of Intellectual Property that in the commercially reasonable business judgment of the applicable Grantor is not necessary or material for either (x) the conduct of the business of any Loan Party or its Subsidiaries or (y) any material Product Development or Commercialization Activities associated with any Product.

(ii) Not make any assignment or agreement in conflict with the security interest in the Copyrights of each Grantor hereunder (other than as permitted by the Credit Agreement).

(b) Covenants Relating to Patents and Trademarks.

(i) (A) Maintain as in the past the quality of products and services offered under each Trademark owned by such Grantor (each, an “Owned Trademark”) except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, (B) employ each Owned Trademark with the appropriate notice of registration, if applicable, except where the failure to do so could not reasonably be expected to result in a Material Adverse Effect, and (C) not adopt or use any mark that is confusingly similar to or a colorable imitation of such Owned Trademark unless the Administrative Agent, for the benefit of the Secured Parties, shall obtain a perfected security interest in such Trademark pursuant to this Security Agreement.

(ii) Notify the Administrative Agent promptly if it knows that any Owned Trademark, or any application or registration relating to any Owned Patent or Owned Trademark may become abandoned, invalidated, rendered unenforceable or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof or any court or tribunal in any country) regarding a Grantor’s ownership of any such Patent or Trademark or its right to register the same or to keep and maintain the same.

(iii) Upon request of the Administrative Agent, a Grantor shall execute and deliver any agreements, instruments, documents and papers as the Administrative Agent may reasonably request to evidence and perfect the security interest of the Administrative Agent and the Secured Parties in any Patent or Trademark in the Collateral and the goodwill and general intangibles of a Grantor relating thereto or represented thereby.

(iv) Take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of each Owned Patent and Owned Trademark, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability excluding the maintenance of any Patent or Trademark that in the commercially reasonable business judgment of the applicable Grantor is not necessary or material for either (x) the conduct of the business of any Loan Party or its Subsidiaries or (y) any material Product Development or Commercialization Activities associated with any Product.

(v) Promptly notify the Administrative Agent after it learns that any Patent or Trademark included in the Collateral is infringed, violated, misappropriated or diluted by another Person and take such actions as it shall reasonably deem appropriate under the circumstances to protect such Patent or Trademark.

(vi) Not make any assignment or agreement in conflict with the security interest in the Patents or Trademarks of each Grantor hereunder (other than as permitted by the Credit Agreement).

7. Advances. On failure of any Grantor to perform any of the covenants and agreements contained herein or in any other Loan Document, the Administrative Agent may, at its sole option and in its sole discretion, perform the same and in so doing may expend such sums as the Administrative Agent may reasonably deem advisable in the performance thereof, including, without limitation, the payment of any insurance premiums, the payment of any taxes, a payment to obtain a release of a Lien or potential Lien, expenditures made in defending against any adverse claim and all other expenditures that the Administrative Agent may make for the protection of the security hereof or that may be compelled to make by operation of law. All such sums and amounts so expended shall be repayable by the Grantors, on demand, on a joint and several basis (subject to Section 22 hereof) within ten (10) Business Days of timely notice thereof and demand therefor (which demand shall include a reasonable detailed invoice of all such sums), shall constitute additional Obligations and shall bear interest from the date said amounts are expended at the Default Rate. No such performance of any covenant or agreement by the Administrative Agent on behalf of any Grantor, and no such advance or expenditure therefor, shall relieve the Grantors of any Default or Event of Default. The Administrative Agent may make any payment hereby authorized in accordance with any bill, statement or estimate procured from the appropriate public office or holder of the claim to be discharged, without inquiry into the accuracy of such bill, statement or estimate or into the validity of any tax assessment, sale, forfeiture, tax lien, title or claim except to the extent such payment is being contested in good faith by a Grantor in appropriate proceedings and against which adequate reserves are being maintained in accordance with GAAP.

8. Remedies.

(a) General Remedies. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have, in addition to the rights and remedies provided herein, in the Loan Documents, in any other documents relating to the Obligations, or by law (including, without limitation, levy of attachment, garnishment and the rights and remedies set forth in the UCC of the jurisdiction applicable to the affected Collateral), the rights and remedies of a secured party under the UCC of the jurisdiction applicable to the affected Collateral and, further, the Administrative Agent may, with or without judicial process or the aid and assistance of others to the extent permitted by applicable law, (i) enter on any premises on which any of the Collateral may be located and, without resistance or interference by the Grantors, take possession of the Collateral, (ii) dispose of any Collateral on any such premises, (iii) require the Grantors to assemble and make available to the Administrative Agent at the expense of the Grantors any Collateral at any place and time designated by the Administrative Agent that is reasonably convenient to both parties, (iv) remove any Collateral from any such premises for the purpose of effecting the sale or other disposition thereof, and/or (v) without demand and without advertisement, notice, hearing or process of law, all of which each of the Grantors hereby waives to the fullest extent permitted by law, at any place and time or times, sell and deliver any or all Collateral held by or for it at public or private sale, by one or more contracts, in one or more parcels, for cash, upon credit or otherwise, at such prices and upon such terms as the Administrative Agent deems advisable, in its sole discretion (subject to any and all mandatory legal requirements). Each of the Grantors acknowledges that any private sale referenced above may be at prices and on terms less favorable to the seller than the prices and terms that might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sale shall be deemed to have been made in a commercially reasonable manner. Neither the Administrative Agent’s compliance with applicable law nor its disclaimer of warranties relating to the Collateral shall be considered to adversely affect the commercial reasonableness of any sale. In addition to all other sums due the Administrative Agent and the Secured Parties with respect to the Obligations, the Grantors shall pay the Administrative Agent and each of the Secured Parties all reasonable and documented out of pocket costs and expenses incurred by the Administrative Agent or any such Secured Party, in enforcing its remedies hereunder including, but not limited to, reasonable and documented attorneys’ fees and court costs, in obtaining or liquidating the Collateral, in enforcing payment of the Obligations, or in the prosecution or defense of any action or proceeding by or against the Administrative Agent or the Secured Parties or the Grantors concerning any matter arising out of or connected with this Security Agreement, any Collateral or the Obligations, including, without limitation, any of the foregoing arising in, arising under or related to a case under Debtor Relief Laws, in each case, as required pursuant to Section 11.04 of the Credit Agreement. To the extent the rights of notice cannot be legally waived hereunder, each Grantor agrees that any requirement of reasonable notice shall be met if such notice, specifying the place of any public sale or the time after which any private sale is to be made, is personally served on or mailed, postage prepaid, to the Borrower in accordance with the notice provisions of Section 11.02 of the Credit Agreement at least ten (10) Business Days before the time of sale or other event giving rise to the requirement of such notice. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. The Administrative Agent shall not be obligated to make any sale or other disposition of the Collateral regardless of notice having been given. To the extent permitted by law, any Secured Party may be a purchaser at any such sale. To the extent permitted by applicable law, each of the Grantors hereby waives all of its rights of redemption with respect to any such sale. Subject to the provisions of applicable law, the Administrative Agent and the Secured Parties may postpone or cause the postponement of the sale of all or any portion of the Collateral by announcement at the time and place of such sale, and such sale may, without further notice, to the extent permitted by law, be made at the time and place to which the sale was postponed, or the Administrative Agent may further postpone such sale by announcement made at such time and place.

(b) Remedies Relating to Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, whether or not the Administrative Agent has exercised any or all of its rights and remedies hereunder, (i) each Grantor will promptly upon request of the Administrative Agent instruct all account debtors to remit all payments in respect of Accounts to a mailing location selected by the Administrative Agent and (ii) the Administrative Agent shall have the right to enforce any Grantor’s rights against its customers and account debtors, and the Administrative Agent or its designee may notify (or require such Grantor to notify) any Grantor’s customers and account debtors that the Accounts of such Grantor have been assigned to the Administrative Agent or of the Administrative Agent’s security interest therein, and may (either in its own name or in the name of a Grantor or both) demand, collect (including without limitation by way of a lockbox arrangement), receive, take receipt for, sell, sue for, compound, settle, compromise and give acquittance for any and all amounts due or to become due on any Account, and, in the Administrative Agent’s discretion, file any claim or take any other action or proceeding to protect and realize upon the security interest of the Secured Parties in the Accounts. Each Grantor acknowledges and agrees that the Proceeds of its Accounts remitted to or on behalf of the Administrative Agent in accordance with the provisions hereof shall be solely for the Administrative Agent’s own convenience and that such Grantor shall not have any right, title or interest in such Accounts or in any such other amounts except as expressly provided herein. The Administrative Agent and the other Secured Parties shall have no liability or responsibility to any Grantor for acceptance of a check, draft or other order for payment of money bearing the legend “payment in full” or words of similar import or any other restrictive legend or endorsement or be responsible for determining the correctness of any remittance.

(c) Deposit Accounts. Upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may prevent withdrawals or other dispositions of funds in Deposit Accounts.

(d) Access. In addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent shall have the right to enter and remain upon the various premises of the Grantors without cost or charge to the Administrative Agent, and use the same, together with materials, supplies, books and records of the Grantors for the purpose of collecting and liquidating the Collateral, or for preparing for sale and conducting the sale of the Collateral, whether by foreclosure, auction or otherwise. In addition, the Administrative Agent may remove Collateral, or any part thereof, from such premises and/or any records with respect thereto, in order to effectively collect or liquidate such Collateral.

(e) Nonexclusive Nature of Remedies. Failure by the Administrative Agent or the Secured Parties to exercise any right, remedy or option under this Security Agreement, any other Loan Document, any other documents relating to the Obligations, or as provided by law, or any delay by the Administrative Agent or the Secured Parties in exercising the same, shall not operate as a waiver of any such right, remedy or option. No waiver hereunder shall be effective unless it is in writing, signed by the party against whom such waiver is sought to be enforced and then only to the extent specifically stated, which in the case of the Administrative Agent or the Secured Parties shall only be granted as provided herein. To the extent permitted by law, neither the Administrative Agent, the Secured Parties, nor any party acting as attorney for the Administrative Agent or the Secured Parties, shall be liable hereunder for any acts or omissions or for any error of judgment or mistake of fact or law other than their bad faith, gross negligence or willful misconduct hereunder as determined by a court of competent jurisdiction by final and non-appealable judgment. The rights and remedies of the Administrative Agent and the Secured Parties under this Security Agreement shall be cumulative and not exclusive of any other right or remedy that the Administrative Agent or the Secured Parties may have.

(f) Retention of Collateral. To the extent permitted by applicable law, in addition to the rights and remedies hereunder, upon the occurrence of an Event of Default and during the continuation thereof, the Administrative Agent may, in compliance with Sections 9-620 and 9-621 of the UCC (or any successor section) or otherwise complying with the requirements of applicable law of the relevant jurisdiction, accept or retain all or any portion of the Collateral in satisfaction of the Obligations. Unless and until the Administrative Agent shall have provided such notices, however, the Administrative Agent shall not be deemed to have accepted or retained any Collateral in satisfaction of any Obligations for any reason.

(g) Deficiency. In the event that the proceeds of any sale, collection or realization are insufficient to pay all amounts to which the Administrative Agent or the Secured Parties are legally entitled, the Grantors shall be jointly and severally liable for the deficiency (subject to Section 22 hereof), together with interest thereon at the Default Rate, together with the costs of collection and the reasonable and documented fees, charges and disbursements of counsel. Any surplus remaining after the full payment and satisfaction of the Obligations shall be returned to the Grantors or to whomsoever a court of competent jurisdiction shall determine to be entitled thereto.

(h) IP Rights. For the purpose of enabling the Administrative Agent and the other Secured Parties to exercise rights and remedies under this Section 8 at such time as the Administrative Agent and the other Secured Parties shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to Administrative Agent, to the extent assignable, an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, and the right to assign, license or sublicense, any of the IP Rights now owned or hereafter acquired by such Grantor, wherever the same may be located, including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout thereof.

9. Rights of the Administrative Agent.

(a) Power of Attorney. In addition to other powers of attorney contained herein, each Grantor hereby designates and appoints the Administrative Agent, on behalf of the Secured Parties, and each of its designees or agents, as attorney-in-fact of such Grantor, irrevocably and with power of substitution, with authority to take any or all of the following actions upon the occurrence and during the continuation of an Event of Default:

(i) to demand, collect, settle, compromise and adjust, and give discharges and releases concerning the Collateral, all as the Administrative Agent may reasonably deem appropriate;

(ii) to commence and prosecute any actions at any court for the purposes of collecting any of the Collateral and enforcing any other right in respect thereof;

(iii) to defend, settle or compromise any action, suit or proceeding brought in respect of the Collateral and, in connection therewith, give such discharge or release as the Administrative Agent may reasonably deem appropriate;

(iv) to receive, open and dispose of mail addressed to a Grantor and endorse checks, notes, drafts, acceptances, money orders, bills of lading, warehouse receipts or other instruments or documents evidencing payment, shipment or storage of the goods giving rise to the Collateral on behalf of and in the name of such Grantor, or securing, or relating to such Collateral;

(v) to pay or discharge taxes, liens, security interests or other encumbrances levied or placed on or threatened against the Collateral;

(vi) to direct any parties liable for any payment in connection with any of the Collateral to make payment of any and all monies due and to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;

(vii) to receive payment of and receipt for any and all monies, claims, and other amounts due and to become due at any time in respect of or arising out of any Collateral;

(viii) to maintain and enforce all IP Rights forming any part of the Collateral;

(ix) to sell, assign, transfer, make any agreement in respect of, or otherwise deal with or exercise rights in respect of, any Collateral or the goods or services that have given rise thereto, as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes;

(x) to adjust and settle claims under any insurance policy relating thereto;

(xi) to execute and deliver all assignments, conveyances, statements, financing statements, renewal financing statements, security and pledge agreements, affidavits, notices and other agreements, instruments and documents that the Administrative Agent may reasonably deem appropriate in order to perfect and maintain the security interests and liens granted in this Security Agreement and in order to fully consummate all of the transactions contemplated therein;

(xii) to institute any foreclosure proceedings that the Administrative Agent may reasonably deem appropriate; and

(xiii) to do and perform all such other acts and things as the Administrative Agent may deem necessary in connection with the Collateral.

This power of attorney is a power coupled with an interest and shall be irrevocable for so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) shall remain outstanding and until all of the commitments relating thereto shall have been terminated. The Administrative Agent shall be under no duty to exercise or withhold the exercise of any of the rights, powers, privileges and options expressly or implicitly granted to the Administrative Agent in this Security Agreement, and shall not be liable for any failure to do so or any delay in doing so. The Administrative Agent shall not be liable for any act or omission or for any error of judgment or any mistake of fact or law in its individual capacity or its capacity as attorney-in-fact except acts or omissions resulting from its gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment. This power of attorney is conferred on the Administrative Agent solely to protect, preserve and realize upon its security interest in the Collateral.

(b) Assignment by the Administrative Agent. The Administrative Agent may from time to time assign the Obligations to a successor Administrative Agent appointed in accordance with the Credit Agreement, and such successor shall be entitled to all of the rights and remedies of the Administrative Agent under this Security Agreement in relation thereto.

(c) Releases of Collateral. If any Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction not prohibited by the Credit Agreement, or, if at the request of any Grantor the release of any Collateral shall be approved by the Required Lenders in accordance with Section 11.01 of the Credit Agreement, then, in each case, the Administrative Agent, at the request and sole expense of such Grantor, shall promptly execute and deliver to such Grantor all releases and other documents, and take such other action, reasonably necessary for the release of the Liens created hereby or by any other Collateral Document on such Collateral. If any of the Collateral constituting Intellectual Property is licensed to a third party under, or rights thereto are granted to a third party pursuant to, a license of Intellectual Property permitted by the Credit Agreement, the Liens granted hereunder and under the other Collateral Documents to such Intellectual Property shall be subject to the rights of such third party to use such Intellectual Property in accordance with the terms of such license.

(d) The Administrative Agent’s Duty of Care. Other than the exercise of reasonable care to assure the safe custody of the Collateral while being held by the Administrative Agent hereunder and to account for all proceeds thereof, the Administrative Agent shall have no duty or liability to preserve rights pertaining thereto, it being understood and agreed that the Grantors shall be responsible for preservation of all rights in the Collateral, and the Administrative Agent shall be relieved of all responsibility for the Collateral upon surrendering it or tendering the surrender of it to the Grantors. The Administrative Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Collateral in its possession if such Collateral is accorded treatment substantially equal to that which the Administrative Agent accords its own property, which shall be no less than the treatment employed by a reasonable and prudent agent in the industry, it being understood that the Administrative Agent shall not have responsibility for taking any necessary steps to preserve rights against any parties with respect to any of the Collateral. In the event of a public or private sale of Collateral pursuant to Section 8 hereof, the Administrative Agent shall have no responsibility for (i) ascertaining or taking action with respect to any matters relating to any Collateral, whether or not the Administrative Agent has or is deemed to have knowledge of such matters, or (ii) taking any steps to clean, repair or otherwise prepare the Collateral for sale.

10. Application of Proceeds. Upon the acceleration of the Obligations pursuant to Section 9.02 of the Credit Agreement, any payments in respect of the Obligations and any proceeds of the Collateral, when received by the Administrative Agent or any of the Secured Parties in cash or its equivalent, will be applied in reduction of the Obligations in the order set forth in Section 9.03 of the Credit Agreement, and each Grantor irrevocably waives the right to direct the application of such payments and proceeds and acknowledges and agrees that the Administrative Agent shall have the continuing and exclusive right to apply and reapply any and all such payments and proceeds in the Administrative Agent’s sole discretion, notwithstanding any entry to the contrary upon any of its books and records.

11. Continuing Agreement.

(a) This Security Agreement shall be a continuing agreement in every respect and shall remain in full force and effect so long as any of the Obligations (other than contingent indemnification obligations for which no claim has been asserted) remain outstanding and until all of the commitments relating thereto have been terminated; provided, that, following the Discharge of the Term Loan Obligations, the Administrative Agent shall, at the Borrower’s cost and expense, take all actions reasonably requested by the Borrower to evidence the release and termination of the Administrative Agent’s security interest in the Collateral (other than the Deposit Accounts). Upon payment or other satisfaction of all Obligations (other than contingent indemnification obligations for which no claim has been asserted) and termination of the commitments related thereto, this Security Agreement and the liens and security interests of the Administrative Agent hereunder shall be automatically terminated and the Administrative Agent shall, upon the request and at the expense of the Grantors, execute and deliver all UCC termination statements and/or other documents reasonably requested by the Grantors evidencing such termination and return to Grantors all Collateral in its possession. Notwithstanding the foregoing, all releases and indemnities provided hereunder shall survive termination of this Security Agreement.

(b) This Security Agreement shall continue to be effective or be automatically reinstated, as the case may be, if at any time payment, in whole or in part, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Secured Party as a preference, fraudulent conveyance or otherwise under any Debtor Relief Law, all as though such payment had not been made; provided, that, in the event payment of all or any part of the Obligations is rescinded or must be restored or returned, all costs and expenses (including, without limitation, reasonable and documented attorneys’ fees and disbursements) incurred by the Administrative Agent or any Secured Party in defending and enforcing such reinstatement shall be deemed to be included as a part of the Obligations.

12. Amendments and Waivers. This Security Agreement and the provisions hereof may not be amended, waived, modified, changed, discharged or terminated except as set forth in Section 11.01 of the Credit Agreement; provided, that, (a) any update or revision to Schedule 2(c) delivered by any Grantor in accordance with the terms hereof, or (b) any amendments to the schedules hereof pursuant to a Joinder Agreement, in each case, shall not constitute an amendment for purposes of this Section 12 (or Section 11.01 of the Credit Agreement).

13. Successors in Interest. This Security Agreement shall create a continuing security interest in the Collateral and shall be binding upon each Grantor, its successors and assigns, and shall inure, together with the rights and remedies of the Administrative Agent and the Secured Parties hereunder, to the benefit of the Administrative Agent and the Secured Parties and their successors and permitted assigns; provided, however, none of the Grantors may assign its rights or delegate its duties hereunder without the prior written consent of the requisite Lenders under the Credit Agreement.

14. Notices. All notices required or permitted to be given under this Security Agreement shall be given as provided in Section 11.02 of the Credit Agreement.

15. Counterparts. This Security Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Security Agreement by facsimile or other electronic imaging means (e.g. “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Security Agreement. It is understood and agreed that, subject to any applicable Law, the words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Security Agreement shall be deemed to include any Electronic Signature, delivery or the keeping of any record in electronic form, each of which shall have the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any similar state laws based on the Uniform Electronic Transactions Act.

16. Headings. Section headings herein are included for convenience of reference only and shall not affect the interpretation of this Security Agreement.

17. Governing Law; Jurisdiction; Etc.

(a) GOVERNING LAW. THIS AGREEMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT OR TORT OR OTHERWISE) BASED UPON, ARISING OUT OF OR RELATING TO THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) SUBMISSION TO JURISDICTION. EACH PERSON PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST ANY OTHER PERSON PARTY HERETO IN ANY WAY RELATING TO THIS AGREEMENT, IN ANY OTHER FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK AND ANY UNITED STATES DISTRICT COURT IN THE STATE OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF LOCATED IN NEW YORK COUNTY, NEW YORK, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

(c) WAIVER OF VENUE. EACH PERSON PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT IN ANY COURT REFERRED TO IN PARAGRAPH (B) OF THIS SECTION 17. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(d) SERVICE OF PROCESS. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 11.02 OF THE CREDIT AGREEMENT. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

18. Waiver of Right to Trial by Jury. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 18.

19. Severability. If any provision of this Security Agreement is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Security Agreement shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

20. Entirety. This Security Agreement, the other Loan Documents and the other documents relating to the Obligations represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any proposal letters or correspondence relating to the Loan Documents, any other documents relating to the Obligations, or the transactions contemplated herein and therein.

21. Survival. All representations and warranties of the Grantors hereunder shall survive the execution and delivery of this Security Agreement, the other Loan Documents and the other documents relating to the Obligations, the delivery of the Notes and the extension of credit thereunder or in connection therewith.

22. Other Security. To the extent that any of the Obligations are now or hereafter secured by property other than the Collateral (including, without limitation, real and other personal property and securities owned by a Grantor), or by a guarantee, endorsement or property of any other Person, then to the extent permitted by applicable law the Administrative Agent shall have the right to proceed against such other property, guarantee or endorsement upon the occurrence and during the continuation of any Event of Default, and the Administrative Agent shall have the right, in its sole discretion, to determine which rights, security, liens, security interests or remedies the Administrative Agent shall at any time pursue, relinquish, subordinate, modify or take with respect thereto, without in any way modifying or affecting any of them or the Obligations or any of the rights of the Administrative Agent or the Secured Parties under this Security Agreement, under any of the other Loan Documents or under any other document relating to the Obligations.

23. Joint and Several Obligations of Grantors.

(a) Subject to subsection (c) of this Section 23, each of the Grantors is accepting joint and several liability hereunder in consideration of the financial accommodation to be provided by the Secured Parties, for the mutual benefit, directly and indirectly, of each of the Grantors and in consideration of the undertakings of each of the Grantors to accept joint and several liability for the obligations of each of them.

(b) Subject to subsection (c) of this Section 23, each of the Grantors jointly and severally hereby irrevocably and unconditionally accepts, not merely as a surety but also as a co-debtor, joint and several liability with the other Grantors with respect to the payment and performance of all of the Obligations arising under this Security Agreement, the other Loan Documents and any other documents relating to the Obligations, it being the intention of the parties hereto that all the Obligations shall be the joint and several obligations of each of the Grantors without preferences or distinction among them.

(c) Notwithstanding any provision to the contrary contained herein, in any other of the Loan Documents or in any other documents relating to the Obligations, the obligations of each Guarantor under the Credit Agreement, the other Loan Documents and the other documents relating to the Obligations shall be limited to an aggregate amount equal to the largest amount that would not render such obligations subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

24. Joinder. At any time after the date of this Security Agreement, one or more additional Persons may become party hereto by executing and delivering to the Administrative Agent a Joinder Agreement. Immediately upon such execution and delivery of such Joinder Agreement (and without any further action), each such additional Person will become a party to this Security Agreement as a “Grantor” and have all the rights and obligations of a Grantor hereunder and this Security Agreement and the schedules hereto shall be deemed amended by such Joinder Agreement.

25. Rights of Required Lenders. All rights of the Administrative Agent hereunder, if not exercised by the Administrative Agent, may be exercised by the Required Lenders.

[Signature Pages Follow]

Each of the parties hereto has caused a counterpart of this Security Agreement to be duly executed and delivered as of the date first above written.

GRANTOR:	APNIMED, INC.

	By:	/s/ Ramzi Benamar
	Name:	Ramzi Benamar
	Title:	Chief Financial Officer

Accepted and agreed to as of the date first above written.

HCR OSA SPV, LLC,
as Administrative Agent

By:	/s/ Clarke B. Futch
Name:	Clarke B. Futch
Title:	Chief Executive Officer

SCHEDULE 2(c)

COMMERCIAL TORT CLAIMS

[***]

SCHEDULE 4(a)

OWNERSHIP

[***]

SCHEDULE 4(d)

ACCOUNTS

[***]

SCHEDULE 4(e)

EQUIPMENT AND INVENTORY

[***]

SCHEDULE 4(f)

INSTRUMENTS, DOCUMENTS AND TANGIBLE CHATTEL PAPER

[***]

SCHEDULE 4(g)

THIRD-PARTY ENFORCEMENT CONSENTS

1.
[If a Permitted SASS Disposition does not occur, a transfer of the Borrower’s rights in the equity of SASS would be subject to the restrictions set forth in Sections 12 and 13 of the Amended and Restated Limited Liability Company Agreement among Borrower, Shionogi and SASS dated as of November 1, 2023, as amended by Amendment No. 1 to and Restated Limited Liability Company Agreement dated April 23, 2025.]

EXHIBIT 5(c)(i)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

COPYRIGHTS

[United States Copyright Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of April 2, 2026 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and HCR OSA SPV, LLC, as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the copyrights, copyright licenses and copyright applications shown on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the copyrights, copyright licenses and copyright applications set forth on Schedule 1 attached hereto granted by the Grantor to the Administrative Agent, on behalf of the Secured Parties, pursuant to the Security Agreement (i) may only be terminated in accordance with the terms of the Security Agreement, (ii) is not to be construed as an assignment of any copyright, copyright license or copyright application and (iii) is subject to the terms and limitations of the Security Agreement.

[Signature pages follow]

Very truly yours,

GRANTOR

By:
Name:
Title:

Acknowledged and Accepted:

HCR OSA SPV, LLC,
as Administrative Agent

By:
Name: Clarke B. Futch
Title: Chief Executive Officer]

EXHIBIT 5(c)(ii)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

PATENTS

[United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of April 2, 2026 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and HCR OSA SPV, LLC, as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the patents, patent licenses and patent applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the patents, patent licenses and patent applications set forth on Schedule 1 attached hereto granted by the Grantor to the Administrative Agent, on behalf of the Secured Parties, pursuant to the Security Agreement (i) may only be terminated in accordance with the terms of the Security Agreement, (ii) is not to be construed as an assignment of any patent, patent license or patent application and (iii) is subject to the terms and limitations of the Security Agreement.

[Signature pages follow]

Very truly yours,

GRANTOR

By:
Name:
Title:]

[Acknowledged and Accepted:

HCR OSA SPV, LLC,
as Administrative Agent

By:
Name: Clarke B. Futch
Title: Chief Executive Officer]

EXHIBIT 5(c)(iii)

FORM

OF

NOTICE

OF

GRANT OF SECURITY INTEREST

IN

TRADEMARKS

[United States Patent and Trademark Office

Ladies and Gentlemen:

Please be advised that pursuant to the Security Agreement dated as of April 2, 2026 (as the same may be amended, modified, restated or supplemented from time to time, the “Security Agreement”) by and among the Grantors party thereto (each a “Grantor” and collectively, the “Grantors”) and HCR OSA SPV, LLC, as Administrative Agent (the “Administrative Agent”) for the Secured Parties referenced therein, the undersigned Grantor has granted a continuing security interest in and continuing lien upon, the trademarks, trademark licenses and trademark applications set forth on Schedule 1 attached hereto to the Administrative Agent for the ratable benefit of the Secured Parties.

The undersigned Grantor and the Administrative Agent, on behalf of the Secured Parties, hereby acknowledge and agree that the security interest in the trademarks, trademark licenses and trademark applications set forth on Schedule 1 attached hereto granted by the Grantor to the Administrative Agent, on behalf of the Secured Parties, pursuant to the Security Agreement (i) may only be terminated in accordance with the terms of the Security Agreement, (ii) is not to be construed as an assignment of any trademark, trademark license or trademark application and (iii) is subject to the terms and limitations of the Security Agreement.

[Signature pages follow]

Very truly yours,

GRANTOR

By:
Name:
Title:]

Acknowledged and Accepted:

HCR OSA SPV, LLC,
as Administrative Agent

By:
Name: Clarke B. Futch
Title: Chief Executive Officer